UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 Par Value	CDR	The New York Stock Exchange
7.25% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDR/PB	The New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDR/PC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Items 1.01 Entry into a Material Definitive Agreement

On July 23, 2020, Cedar-Senator Square, LLC, a Delaware limited liability company and wholly-owned subsidiary of Cedar Realty Trust Partnership, L.P., the operating partnership of Cedar Realty Trust, Inc. (the “Company”), entered into a commercial lease agreement (the “Lease”) with the Government of the District of Columbia (“District”), for the lease by the District of approximately 240,000 square feet of office space in a new 6-story building to be constructed by the Company at 3924 Minnesota Avenue NE, Washington, DC (the “Premises”). The building is planned to house the new office headquarters for the District of Columbia’s Department of General Services’ (“DGS”) 700-member workforce. The term of the Lease is 20 years and 10 months, to commence upon substantial completion and delivery to DGS of the Premises along with related parking, including all permits and approvals required from governmental authorities for occupancy and use, as detailed more fully in the Lease (the “Term”). The Company anticipates commencement of construction to occur in the first quarter of 2021 and currently estimates that the Premises will be delivered during the end of the fourth quarter 2022.

Upon completion of the building, the District will be obligated to pay initial annual net rent of approximately $5.4 million per year, subject to a 2.5% annual escalator on each anniversary of rent commencement, plus certain operating costs, property taxes and amortization of tenant improvements together totaling approximately an additional $8.1 million per year, for an aggregate total annual rent of approximately $13.5 million. The Lease provides for a free rent period of 10 months immediately following rent commencement. The Lease also provides the District with a tenant credit of approximately $6.8 million to be applied, at the District’s election, against either annual rent or any other tenant payment obligations including tenant improvement costs, in excess of the tenant improvement allowance. Pursuant to the Lease, the Landlord will contribute up to $155 per rentable square foot of the Premises toward the cost of tenant improvements for the Premises, to be amortized over 240 months. In addition, the Lease provides that the Company will contribute $9.38 per rentable square foot in additional tenant improvement allowance between the 10th and 12th Lease years to refresh the Premises, upon the District’s timely election. The obligations of the District under the Lease are subject to annual budget appropriation.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the actual Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

/s/ BRUCE J. SCHANZER
Bruce J. Schanzer
President and Chief Executive Officer
(Principal executive officer)

Dated: July 27, 2020